Exhibit 32.2

Certification of United Airlines, Inc.

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the period ended March 31, 2017 of United Airlines, Inc. (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Airlines, Inc.

Date: April 18, 2017

/s/ Oscar Munoz
Oscar Munoz
Chief Executive Officer

/s/ Andrew C. Levy
Andrew C. Levy
Executive Vice President and Chief Financial Officer